ESCROW AGREEMENT

between

FREEDOM FINANCIAL HOLDINGS, INC.,

ALARON FINANCIAL SERVICES, INC.

and

TOWER TRUST COMPANY

Dated as of July ___, 2007

ACCOUNT NUMBER(S) 00-0496

SHORT TITLE OF ACCOUNT Freedom Financial Holdings, Inc. - Escrow

ESCROW AGREEMENT made this ____ day of July, 2007 by and between Tower Trust Company (“Escrow Agent”), Freedom Financial Holdings, Inc. (the “Company”) and Alaron Financial Services, Inc. (the “Underwriter”).

The Company, Underwriter and Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:

WHEREAS, the Company proposes to offer for sale to investors through one or more registered broker-dealers a minimum of 375,000 shares of common stock (hereinafter referred to as the "Securities") (the “Minimum Offering Amount”) up to a maximum of 1,500,000 shares of common stock (the “Maximum Offering Amount”) at a price of $2.00 per share (the "Proceeds").

WHEREAS, the Underwriter intends to sell the Securities as the Company's agent on a best-efforts basis for the Securities in a public offering (the "Offering").

WHEREAS, the Company and the Underwriter desire to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow period. Tower Trust Company agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

WHEREAS, the term Selected Dealer as used herein shall include the Underwriter and other co-underwriters and/or other selected dealers as part of the selling group. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives, the Escrow Agent must only accept those signed by Alaron Financial Services, Inc.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

I. INSTRUCTIONS:

1.      Establishment of Escrow Account.

On or prior to the Offering Period Commencement Date (as defined below), the parties shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled Freedom Financial Holdings, Inc. - Escrow (the "Escrow Account"). The Selected Dealer will instruct subscribers to make checks for subscriptions payable to the order of the Escrow Agent. Any checks received that are made payable to a party other than the Escrow Agent shall be returned to the Selected Dealer who submitted the check.

2.     Escrow Property

The property and/or funds deposited or to be deposited with Escrow Agent shall be as follows:

A. Documentation. Concurrently with the execution and delivery hereof, the Company is delivering to the Escrow Agent one fully executed original copy of the Underwriting Agreement and a draft of the registration statement of the Company on Form SB-2 (the "Escrowed Documents"), which represents all of the documents required to be placed in escrow.

B. Escrowed Items. Proceeds received from subscribers will be deposited into the Escrow Account, as defined below, (the Proceeds collectively with the Escrowed Documents hereinafter are referred to as "Escrowed Items").

The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the “Distributions”) received by Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as “Escrow Property.”

3.     Deposits into the Escrow Account.

The Selected Dealer agrees that it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent by 12 p.m. the following business day for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of securities purchased, the amount paid therefor, and whether the consideration received was in the form of a check, draft, or money order. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

4.     Collection Procedure.

A. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

B. Any check returned unpaid to the Escrow Agent shall be returned to the Selected Dealer that submitted the check. In such cases, the Escrow Agent will promptly notify the Company of such return.

C. If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent, as instructed by the Company, shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, as instructed by the Company the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, as instructed by the Company the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

5.     Escrow Period.

A. The Escrow Period shall begin with the commencement of the offering period commencing the date the Company’s registration statement on Form SB-2 is declared effective by the SEC (the “Offering Period Commencement Date”) and shall terminate (the “Termination Date”) upon the earlier to occur of the following dates:

1.  The date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of the Maximum Offering Amount; or

2.  The expiration of ninety (90) days from the Offering Period Commencement Date if the Minimum Offering Amount has not been met; or

3.  The date upon which a determination is made by the Company and the Underwriter to terminate the Offering prior to the sale of the Maximum Offering Amount; or

4.  The occurrence of an event listed in Section 7D, below.

B. During the escrow period, the Company is aware and understands that it is not entitled to any funds received into escrow (except as otherwise provided in this agreement) and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

6.     Investment of Escrow Property

Escrow Agent shall invest or reinvest Escrow Property, without distinction between principal and income, in taxable money market accounts. Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4 of the Terms and Conditions in Part II of this Agreement.

7.     Distribution of Escrow Property

Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

A. Prior to Minimum Offering Amount Being Reached. In the event the Escrow Agent does not receive the Minimum Offering Amount deposits totaling $750,000 on or before the Termination Date, the Escrow Agent shall, as instructed by the Company, refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, and the Escrow Agent shall notify the Company, the State of Indiana Securities Division, and the Selected Dealer in writing of its distribution of the funds. The Company shall pay the Escrow Agent a fee of two dollars ($2.00) per check that must be sent to each subscriber in the event the Minimum Offering Amount is not received. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors and shall include a pro rata share of the interest earned based upon the amount invested and the number of days in escrow. In no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. If the Offering is terminated because the Minimum Offering Amount is not received all funds deposited in the escrow account will be returned to investors within one (1) business day or promptly thereafter. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

B. In the event that the Escrow Agent has received the Minimum Offering Amount of $750,000 in collected funds prior to the Termination Date, the collected funds shall be promptly released to the Company.

C.  Subsequent Weekly Releases.  After the Minimum Offering Amount has been received and disbursed to the Company, the Escrow Agent shall release all subsequently collected funds to the Company on a weekly basis beginning the Wednesday after the Minimum Offering Amount has been reached and continuing every Wednesday thereafter until the Escrow Period has been terminated.

D. Change in Material Terms of Offering.  Changes in the material terms of the Offering after the Offering Period Commencement Date would terminate the original offer and subscriber would then be entitled to a refund of their money. Material changes include the following:

a.	extension of the offering period beyond the disclosed time frame;
b.	change in the offering price;
c.	change in the minimum sales requirement;
d.	change to allow sales to affiliates in excess of those already permitted in order to meet the minimum sales requirement;
e.	change in the amount of proceeds necessary to release the proceeds held in escrow; and
f.	change in the application of proceeds.

In the event that there is a change in the material terms of the Offering which requires the return of funds to subscribers, the Company shall instruct the Escrow Agent in writing to release funds to each subscriber pursuant to the same procedure described in Section 7A of this Agreement.

8.     Addresses

Notices, instructions and other communications shall be sent to Escrow Agent, 116, East Berry Street, Fort Wayne, Indiana 46802, and to the Company and Underwriter as follows:

Freedom Financial Holdings, Inc.
Attn: Brian Kistler
6615 Brotherhood Way, Suite A
Fort Wayne, IN 46825

With a Copy to:

Weintraub Law Group PC
10085 Carroll Canyon Road, Suite 230
San Diego, California 92131
Alaron Financial Services, Inc. Attn: David Bonifield 822 West Washington Boulevard Chicago, Illinois 60607

9.    Compensation

(a) At the time of execution of this Escrow Agreement, the Company shall pay Escrow Agent an acceptance fee of $1,200.

(b) The Company shall be responsible for and shall reimburse Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by Escrow Agent in connection with this Agreement.

II. TERMS AND CONDITIONS:

1.     The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among the Company and the Underwriter or to which any such party is a party to, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any party hereto or any entity acting on its behalf. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2.     This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3.    If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4.    (a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or Underwriter or any entity acting on behalf of such party, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit.

(b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

(c) As security for the due and punctual performance of any and all of the Company’s obligations to Escrow Agent hereunder, now or hereafter arising, the Company, hereby pledges, assigns and grants to Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by the Company and/or Underwriter or the investment of Escrow Property). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Company and all third parties in accordance with the terms of this Escrow Agreement.

(d) Escrow Agent may consult with legal counsel at the expense of the the Company as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5.    Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent’s usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6.    Escrow Agent shall provide to the Company and Underwriter monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the the Company and Underwriter unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

7.    Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8.    Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the “Addresses” provision herein (or to such other address as may be substituted therefor by written notification to Escrow Agent, the Company or the Underwriter). Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent’s Corporate Trust Department. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Company or Underwriter or by a person or persons authorized by the Company or Underwriter. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

9.    The Company shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

10.    The Proceeds will not be subject to claims by: (i) creditors of the Company; (ii) a person who, directly or indirectly, controls, is controlled by, or is under common control with the person specified herein, hereinafter referred to as an “Affiliate”; (iii) “Associates” as defined by the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy Regarding Corporate Securities Definitions; or (iv) Underwriters until the Proceeds have been released to the Company pursuant to the terms of the Agreement.

11.   The State of Indiana Securities Division shall have the right to inspect and make copies of the records of the Escrow Agent at any reasonable time wherever the records are located.

12.   (a) The Company and Underwriter may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days’ prior notice in writing signed by the Company and Underwriter. Escrow Agent may resign at any time by giving to the Company and Underwriter fifteen (15) calendar days’ prior written notice thereof.

(b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, the Company and Underwriter shall jointly agree on and appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Company and Underwriter at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by the Company.

(c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d) Upon delivery of the Escrow Property to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

13.      (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by the Company and Underwriter, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Company and the Underwriter and/or any other person or entity with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Company and/or Underwriter for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Company.

14.   This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Indiana. Each of the Company and the Underwriter hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of Indiana or elsewhere as Escrow Agent may select. Each of the Company and the Underwriter hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction the Company or the Underwriter may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each of the Company and the Underwriter waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

15.    Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

16.    The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

17.   Each of the Company and the Underwriter hereby represent and warrant (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by the Company and the Underwriter does not and will not violate any applicable law or regulation.

18.   The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

19.   This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

20.   This Agreement shall terminate upon the distribution of all Escrow Property from the Account. The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

21.   No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Tower Trust Company” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.

22.   The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

23.   This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

24.   The Escrow Agent does not have any interest in the Escrowed Property Deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications.

25.   Tax Reporting.

(a) In the event the Minimum Offering Amount is reached the taxable income will be reported to the Company.

(b) In the event the Minimum Offering Amount is not reached the taxable income will be reported to each investor who received a refund on their investment. The Underwriter shall forward to the Escrow Agent the W-9 of each investor. Further, the Underwriter shall provide the Escrow Agent, within two (2) business days, with written instruction as to how to distribute the funds to be returned to investors, including amount to be returned to each investor and amount to be reported as taxable income by the Escrow Agent. The Company shall pay the Escrow Agent a fee of $1,200 in connection with federal and or state tax reporting on Form 1099- INT for interest to be returned to investors.

(c) It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting.

26.   The Company and the Underwriter each shall provide the Escrow Agent with a corporate resolution identifying the individual(s) who is(are) authorized to sign the Agreement and represent the Company and the Underwriter in all dealings with the Escrow Agent.

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27.    The provisions of paragraphs I.6, II.9 and II.24 shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

IN WITNESS WHEREOF, each of the parties have caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

FREEDOM FINANCIAL HOLDINGS, INC.	ALARON FINANCIAL SERVICES, INC.
By: _______________________________ Name: Brian Kistler Title: Chief Executive Officer	By:___________________________________ Name: David Bonifield Title: President
TOWER TRUST COMPANY, as Escrow Agent
By: _________________________________ Name: Title: